             Exhibit 99.1

Altria Reports 2026 First-Quarter Results;
Reaffirms Full-Year Guidance

RICHMOND, Va. - April 30, 2026 - Altria Group, Inc. (NYSE: MO) today reports our 2026 first-quarter business results and reaffirms our guidance for 2026 full-year adjusted diluted earnings per share (EPS).

“We delivered a strong start to the year, growing adjusted diluted EPS by 7.3% in the first quarter,” said Billy Gifford, Altria’s Chief Executive Officer. “Our highly cash-generative businesses supported significant returns to shareholders through dividends and share repurchases, while we continued to invest in support of our Vision.”

“Our smokeable products segment generated strong income growth. Marlboro strengthened its position in the premium segment, and PM USA continued to execute its total portfolio strategy with discipline. In the oral tobacco products segment, on! performed well in a highly competitive marketplace and Helix expanded on! PLUS nationwide.”

“We reaffirm our expectation to deliver 2026 full-year adjusted diluted EPS in a range of $5.56 to $5.72, representing a growth rate of 2.5% to 5.5% from a base of $5.42 in 2025.”

Altria Headline Financials [1]

($ in millions, except per share data)	Q1 2026	Change vs. Q1 2025
Net revenues	$5,428	3.2%
Revenues net of excise taxes	$4,758	5.3%

Reported effective tax rate	23.6%	(12.4) pp
Adjusted effective tax rate	23.1%	(0.4) pp

Reported diluted EPS	$1.30	100%+
Adjusted diluted EPS	$1.32	7.3%
1 “Adjusted” financial measures presented in this release exclude the impact of special items. See “Basis of Presentation” for more information and see the schedules to this press release for reconciliations to corresponding GAAP measures.

As previously announced, a conference call with the investment community and news media will be webcast on April 30, 2026 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com/webcasts.
6601 West Broad Street, Richmond VA 23230

Cash Returns to Shareholders
Share Repurchase Program
•In the first quarter of 2026, we repurchased 4.5 million shares at an average price of $62.33 per share, for a total cost of $280 million.
•As of March 31, 2026, we had $720 million remaining under our $2 billion share repurchase program, which expires on December 31, 2026. Share repurchases depend on marketplace conditions and other factors, and the program remains subject to the discretion of our Board of Directors (Board).
Dividends
•We paid dividends of $1.8 billion in the first quarter. Future dividend payments remain subject to the discretion of our Board.

2026 Full-Year Guidance
We reaffirm our guidance to deliver 2026 full-year adjusted diluted EPS in a range of $5.56 to $5.72, representing a growth rate of 2.5% to 5.5% from a base of $5.42 in 2025. As a result of the strong first-quarter performance, we now expect 2026 adjusted diluted EPS growth to be more balanced between the first half and the second half of the year.
Our reaffirmed guidance range now contemplates the impact of moderated e-vapor industry growth on combustible and e-vapor product volumes and increased macroeconomic uncertainty facing adult nicotine consumers.
As previously disclosed, our guidance also contemplates:
(i) a progressive increase in cigarette import and export activity over the course of the year;
(ii) planned investments in support of our contract manufacturing capabilities;
(iii) that NJOY ACE does not return to the marketplace in 2026;
(iv) reinvestment of anticipated cost savings related to our Optimize & Accelerate initiative (Initiative); and
(v) planned investments in support of our Vision.
Our full-year adjusted diluted EPS guidance range excludes the impact of certain income and expense items that our management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition, disposition and integration-related items, equity investment-related special items, certain income tax items, charges associated with tobacco and health and certain other litigation items, resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (NPM Adjustment Items) and amortization expense associated with definite-lived intangible assets (amortization of intangibles). See Table 1 below for the income and expense items for the first quarter of 2026.
Our management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on our reported diluted EPS because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our adjusted diluted EPS guidance.

ALTRIA GROUP, INC.
See “Basis of Presentation” for an explanation of the financial measures and reportable segments discussed in this release.

Financial Performance
•Net revenues increased 3.2% to $5.4 billion, primarily driven by higher net revenues in the smokeable products segment. Revenues net of excise taxes increased 5.3% to $4.8 billion.
•Reported diluted EPS increased over 100% to $1.30, primarily driven by higher reported operating companies income (OCI), which includes the 2025 non-cash impairment of the e-vapor reporting unit goodwill and lower costs associated with the acquisition of NJOY.
•Adjusted diluted EPS increased 7.3% to $1.32, driven by higher adjusted OCI and fewer shares outstanding.

Table 1 - Altria’s Adjusted Results

	First Quarter
	2026	2025	Change
Reported diluted EPS	$1.30	$0.63	100%+
Acquisition-related items	—	0.04
Asset impairment, exit and implementation costs	—	0.52
Tobacco and health and certain other litigation items	—	0.02
Amortization of intangibles	0.01	0.02
ABI-related special items	—	0.01
Cronos-related special items	—	(0.01)
Income tax items	0.01	—
Adjusted diluted EPS	$1.32	$1.23	7.3%
Note: For details of pre-tax, tax and after-tax amounts, see Schedule 5.

Special Items
The EPS impact of the following special items is shown in Table 1 and Schedules 4 and 5.
Acquisition-Related Items
In the first quarter of 2025, we recorded net pre-tax expense items of $79 million (or $0.04 per share), including $54 million related to the U.S. International Trade Commission’s (ITC) exclusion order and cease-and-desist orders prohibiting the importation and sale of NJOY ACE in the United States. The expenses related to the ITC orders were partially offset by insurance recoveries from insurance contracts associated with the acquisition of NJOY. Also included is a 2025 non-cash, pre-tax charge of $25 million related to a change in the fair value of the contingent payments associated with the acquisition of NJOY.
Asset Impairment, Exit and Implementation Costs
In the first quarter of 2025, we recorded a non-cash impairment charge of $873 million (or $0.52 per share) to the e-vapor reporting unit goodwill in our all other category.
Tobacco and Health and Certain Other Litigation Items
In the first quarter of 2025, we recorded pre-tax charges of $40 million (or $0.02 per share) for tobacco and health and certain other litigation items and related interest costs.
Amortization of Intangibles
In the first quarter of 2025, we recorded pre-tax amortization expense of definite-lived intangible assets of $37 million (or $0.02 per share).

SMOKEABLE PRODUCTS

Revenues and OCI
•Net revenues increased 2.9%, primarily driven by higher pricing, partially offset by higher promotional investments, lower shipment volume and a higher percentage of discount shipment volume relative to premium versus the prior year (volume mix change). Revenues net of excise taxes increased 5.2%.
•Reported OCI increased 8.3%, primarily driven by higher pricing, 2026 refunds of taxes and duties paid on imported cigarettes and lower tobacco and health and certain other litigation items, partially offset by higher promotional investments, lower shipment volume, volume mix change and higher manufacturing costs.
•Adjusted OCI increased 6.3%, primarily driven by higher pricing and 2026 refunds of taxes and duties paid on imported cigarettes, partially offset by higher promotional investments, lower shipment volume, volume mix change and higher manufacturing costs. Adjusted OCI margins increased by 0.7 percentage points to 65.1%.

Table 2 - Smokeable Products: Revenues and OCI ($ in millions)

	First Quarter
	2026	2025	Change
Net revenues	$4,758	$4,622	2.9%
Excise taxes	(648)	(715)
Revenues net of excise taxes	$4,110	$3,907	5.2%

Reported OCI	$2,673	$2,469	8.3%
NPM Adjustment Items	(4)	—
Asset impairment, exit and implementation costs	5	13
Tobacco and health and certain other litigation items	2	36
Adjusted OCI	$2,676	$2,518	6.3%
Reported OCI margins [1]	65.0%	63.2%	1.8 pp
Adjusted OCI margins [1]	65.1%	64.4%	0.7 pp
1 Reported and adjusted OCI margins are calculated as reported and adjusted OCI, respectively, divided by revenues net of excise taxes.

Shipment Volume
•Smokeable products segment reported domestic cigarette shipment volume decreased 2.4%, primarily driven by the industry’s decline rate (impacted by continued discretionary income pressures on ANCs), partially offset by trade inventory movements and retail share gains.
•When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 4%.
•When adjusted for trade inventory movements, total domestic cigarette industry volume decreased by an estimated 5%.
•Reported cigar shipment volume decreased 0.2%.

Table 3 - Smokeable Products: Reported Shipment Volume (sticks in millions)

	First Quarter
	2026	2025	Change
Cigarettes:
Marlboro	11,960	12,978	(7.8)%
Other premium	601	678	(11.4)%
Discount	1,306	548	100%+
Total domestic cigarettes [1]	13,867	14,204	(2.4)%

Cigars:
Black & Mild	403	405	(0.5)%
Other	1	—	100%+
Total cigars	404	405	(0.2)%

Total domestic smokeable products	14,271	14,609	(2.3)%

Contract manufactured export cigarettes [2]	610	—	100%+
1 Domestic cigarettes shipment volume includes Marlboro; Other premium brands, such as Virginia Slims and Parliament; and Discount brands, which include L&M and Basic. Domestic cigarettes volume includes units sold as well as promotional units sold for distribution in the U.S. and excludes units sold for distribution to Puerto Rico, U.S. Territories to overseas military and by Philip Morris Duty Free Inc., none of which, individually or in the aggregate, is material to our smokeable products segment.
2 Contract manufactured export cigarettes shipment volume represents contract manufactured cigarettes for third parties that market and sell tobacco products outside the U.S.

Retail Share and Brand Activity
•Marlboro retail share of the total cigarette category was 39.7%, a decrease of 1.4 share points versus the prior year and 0.1 share point sequentially. Marlboro share of the premium segment was 59.5%, an increase of 0.1 share point versus the prior year and 0.2 share points sequentially.
•The cigarette industry discount retail share was 33.3%, an increase of 2.4 share points versus the prior year and 0.5 share points sequentially, primarily due to continued discretionary income pressures on ANCs.

Table 4 - Smokeable Products: Domestic Cigarettes Retail Share (percent)

	First Quarter
	2026	2025	Percentage point change
Cigarettes:
Marlboro	39.7%	41.1%	(1.4)
Other premium	2.1	2.2	(0.1)
Discount	3.6	1.7	1.9
Total cigarettes	45.4%	45.0%	0.4
Note: Retail share results for cigarettes are based on data from Circana, LLC (Circana) as well as MSAi. Circana maintains a blended retail service that uses a sample of stores and certain wholesale shipments to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes. For other trade classes selling cigarettes, retail share is based on shipments from wholesalers to retailers through the Store Tracking Analytical Reporting System (STARS), as provided by MSAi. This service is not designed to capture sales through other channels, including the internet, direct mail and some tax-advantaged outlets. It is the standard practice of retail services to periodically refresh their retail scan services, which could restate retail share results that were previously released in these services.

ORAL TOBACCO PRODUCTS

Revenues and OCI
•Net revenues increased 2.3%, driven by higher pricing, partially offset by lower shipment volume, higher promotional investments and a higher percentage of on! shipment volume relative to MST versus the prior year (product mix change). Revenues net of excise taxes increased 2.9%.
•Reported and adjusted OCI increased 0.5% and 0.2%, respectively, driven by higher pricing, partially offset by lower shipment volume, higher costs, higher promotional investments and product mix change. Adjusted OCI margins decreased 1.8 percentage points to 67.4%.

Table 5 - Oral Tobacco Products: Revenues and OCI ($ in millions)

	First Quarter
	2026	2025	Change
Net revenues	$669	$654	2.3%
Excise taxes	(22)	(25)
Revenues net of excise taxes	$647	$629	2.9%

Reported OCI	$435	$433	0.5%
Asset impairment, exit and implementation costs	1	2
Adjusted OCI	$436	$435	0.2%
Reported OCI margins [1]	67.2%	68.8%	(1.6) pp
Adjusted OCI margins [1]	67.4%	69.2%	(1.8) pp
1 Reported and adjusted OCI margins are calculated as reported and adjusted OCI, respectively, divided by revenues net of excise taxes.

Shipment Volume
•Oral tobacco products segment reported domestic shipment volume decreased 3.1%, primarily driven by retail share losses, partially offset by the industry’s growth rate and trade inventory movements. When adjusted for trade inventory movements, oral tobacco products segment shipment volume decreased by an estimated 8.5%.
•Total oral industry volume increased by an estimated 9.5% for the six months ended March 31, 2026, primarily driven by growth in oral nicotine pouches, partially offset by declines in MST volumes.

Table 6 - Oral Tobacco Products: Reported Shipment Volume (cans in millions)

	First Quarter
	2026	2025	Change
Copenhagen	80.4	89.7	(10.4)%
Skoal	27.9	31.4	(11.1)%
on!	46.2	39.3	17.6%
Other	15.4	15.0	2.7%
Total oral tobacco products	169.9	175.4	(3.1)%
Note: Volume includes cans sold, as well as promotional units, but excludes non-domestic volume, which is currently not material to our oral tobacco products segment. New types of oral tobacco products, as well as new packaging configurations of existing oral tobacco products, may or may not be equivalent to existing MST products on a can-for-can basis. To calculate volumes of cans shipped, one can of oral nicotine pouches, irrespective of the number of pouches in the can, is assumed to be equivalent to one can of MST.

Retail Share and Brand Activity
•Total U.S. oral tobacco category share for on! nicotine pouches was 7.8%, a decrease of 0.8 share points versus the prior year and an increase of 0.2 share points sequentially.
•The U.S. nicotine pouch category grew to 58.1% of the U.S. oral tobacco category, an increase of 9.1 share points versus the prior year. on!’s share of the nicotine pouch category was 13.4%, a decrease of 4.2 share points versus the prior year.

Table 7 - Oral Tobacco Products: Retail Share (percent)

	First Quarter
	2026	2025	Percentage point change
Copenhagen	13.7%	16.9%	(3.2)
Skoal	5.3	6.5	(1.2)
on!	7.8	8.6	(0.8)
Other	2.2	2.5	(0.3)
Total oral tobacco products	29.0%	34.5%	(5.5)
Note: Our oral tobacco products segment’s retail share results exclude non-domestic volume, which is currently not material to our oral tobacco products segment. Retail share results for oral tobacco products are based on data from Circana, a tracking service that uses a sample of stores to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes on the number of cans sold. Oral tobacco products are defined by Circana as domestic oral products, in the form of MST and oral nicotine pouch products (inclusive of tobacco-derived and synthetic oral nicotine products). New types of oral tobacco products, as well as new packaging configurations of existing oral tobacco products, may or may not be equivalent to existing MST products on a can-for-can basis. For example, one can of oral nicotine pouches, irrespective of the number of pouches in the can, is assumed to be equivalent to one can of MST. Because this service represents retail share performance only in key trade channels, it should not be considered a precise measurement of actual retail share. It is the standard practice of retail services to periodically refresh their retail scan services, which could restate retail share results that were previously released in these services.

Altria’s Profile
We have a leading portfolio of nicotine products for U.S. nicotine consumers age 21+. We are Moving Beyond Smoking® by responsibly transitioning adult smokers to a smoke-free future, competing vigorously for existing smoke-free adult nicotine consumers (ANC) and exploring new growth opportunities — beyond the U.S. and beyond nicotine (Vision). To achieve our Vision, we will pursue initiatives designed to promote the long-term welfare of our company, our stakeholders, society at large and the environment.
Our wholly owned subsidiaries include leading manufacturers of both combustible and smoke-free products. In combustibles, we own Philip Morris USA Inc. (PM USA), the most profitable U.S. cigarette manufacturer, and John Middleton Co. (Middleton), a leading U.S. cigar manufacturer. Our smoke-free portfolio includes ownership of U.S. Smokeless Tobacco Company LLC (USSTC), the leading global moist smokeless tobacco (MST) manufacturer, Helix Innovations LLC (Helix), a leading manufacturer of oral nicotine pouches, and NJOY, LLC (NJOY), an e-vapor manufacturer with products covered by marketing granted orders from the U.S. Food and Drug Administration (FDA).
Additionally, we have a majority-owned joint venture, Horizon Innovations LLC (Horizon), for the U.S. marketing and commercialization of heated tobacco stick products.
Our equity investments include Anheuser-Busch InBev SA/NV (ABI), the world’s largest brewer, and Cronos Group Inc. (Cronos), a leading Canadian cannabinoid company.
The brand portfolios of our operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, on!® and NJOY®. Trademarks related to Altria referenced in this release are the property of Altria or our subsidiaries or are used with permission.
Learn more about Altria at www.altria.com and follow us on X, Facebook and LinkedIn.

Basis of Presentation
We report our financial results in accordance with GAAP. Our management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, our segments. Our management also reviews certain financial results, including OCI, OCI margins and diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2026 Full-Year Guidance.” Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management also reviews income tax rates on an adjusted basis. Our adjusted effective tax rate may exclude certain items from our reported effective tax rate. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results, and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating capital and other resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with, GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. We provide reconciliations of historical adjusted financial measures to corresponding GAAP measures in this release.
We use the equity method of accounting for our investments in ABI and Cronos and report our share of ABI’s and Cronos’s results using a one-quarter lag because ABI’s and Cronos’s results are not available in time for us to record them in the concurrent period. The one-quarter reporting lag for ABI and Cronos does not affect our cash flows.
Our reportable segments are (i) smokeable products, consisting of combustible cigarettes and machine-made large cigars, and (ii) oral tobacco products, consisting of MST and oral nicotine pouches. We have included results for NJOY, Horizon, Helix International and other business activities, which primarily consists of research and development expense related to certain new product platforms and technologies, in “All Other.” Comparisons are to the corresponding prior-year period unless otherwise stated.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that are subject to a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Future dividend payments and share repurchases remain subject to the discretion of our Board.
Important factors that could cause actual results to differ materially from those contained in the forward-looking statements included in this release are described in our publicly filed reports, including our Annual Report on Form 10-K for the year ended December 31, 2025. These factors and risks include the following:
▪our inability to anticipate and respond to changes in adult nicotine consumer preferences and purchase behavior;
▪our inability to compete effectively;
▪the growth of the e-vapor category, including illicit disposable e-vapor products, which contributes to reductions in domestic cigarette consumption levels and shipment volume;
▪the impact of illicit trade in nicotine products and the sale of products designed to avoid the regulatory framework for nicotine products, each of which contribute to reductions in the consumption levels and shipment volumes of our businesses’ products;
▪our failure to develop and commercialize innovative products, including nicotine products that may reduce health risks relative to other nicotine products and appeal to adult nicotine consumers;
▪changes, including in macroeconomic and geopolitical conditions (including inflation, tariffs and the economic impacts of international armed conflicts), that result in shifts in adult nicotine consumer disposable income and purchasing behavior, including choosing lower-priced and discount brands or products, and reductions in shipment volumes;
▪unfavorable outcomes with respect to litigation proceedings or any governmental investigations, including significant monetary and non-monetary remedies and importation bans;
▪the risks associated with significant federal, state and local government actions, including FDA regulatory actions and inaction, and various private sector actions;
▪the risk that regulators, including the FDA, and courts may interpret laws, rules and regulations applicable to our operating companies’ products differently than we do;
▪increases in nicotine product-related taxes;
▪our failure to complete or manage successfully strategic relationships or transactions, including acquisitions, dispositions, joint ventures, commercial relationships and investments in third parties, or realize the anticipated benefits of such transactions;
▪significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of changes in macroeconomic, geopolitical, climate and environmental conditions;
▪our reliance on a few significant facilities and a small number of key suppliers, distributors and distribution chain service providers and the risks associated with an extended disruption at a facility or in service by a supplier, distributor or distribution chain service provider;
▪the risk that we may be required to write down goodwill and intangible assets, including trademarks and other intellectual property, due to impairment;
▪the risks associated with our Initiative, including risks relating to business continuity, our internal control over financial reporting and audit procedures and our ability to recognize the expected efficiencies;
▪the risk that we could decide, or be required, to recall products;
▪the various risks related to health epidemics and pandemics and the measures that international, federal, state and local governments, agencies, law enforcement and health authorities implement to address them;
▪our inability to attract and retain a highly skilled workforce due to the decreasing social acceptance of tobacco usage, tobacco control actions and other factors;
▪the compliance risks associated with our expanded international business activities and the related complexity of U.S. and foreign laws and regulations applicable to those activities;

▪the risks concerning a challenge to our tax positions, an increase in the income tax rate or other changes to federal or state tax laws;
▪the risks associated with legal and regulatory requirements related to climate change and other environmental sustainability matters;
▪disruption and uncertainty in the credit and capital markets, including risk of losing access to these markets;
▪a downgrade or potential downgrade of our credit ratings;
▪the impact of heightened focus by investors and other stakeholders on our performance relating to corporate responsibility matters;
▪the failure of our, or our key service providers’ or key suppliers’, information systems to function as intended, or cyber-attacks or security breaches affecting us or our key service providers or key suppliers;
▪our failure, or the failure of our key service providers or key suppliers, to comply with laws related to personal data protection, privacy, artificial intelligence and information security;
▪the risk that the expected benefits of our investment in ABI may not materialize in the expected manner or timeframe or at all; and
▪the risks associated with our investment in Cronos, including legal, regulatory and reputational risks and the risk that the expected benefits of the transaction may not materialize in the expected manner or timeframe or at all.
You should understand that it is not possible to predict or identify all factors and risks. Consequently, you should not consider the foregoing list to be complete. We do not undertake to update any forward-looking statement that we may make from time to time except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.	Altria Client Services	Altria Client Services
Mac Livingston, Vice President of Investor Relations	Investor Relations	Media Relations
Richard.M.Livingston@altria.com	(804) 484-8222	www.altria.com/contact-us/media

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Quarters Ended March 31,
(dollars in millions, except per share data)
(Unaudited)

	2026	2025	% Change
Net revenues	$5,428	$5,259	3.2%
Cost of sales [1]	1,252	1,270
Excise taxes on products [1]	670	740
Gross profit	3,506	3,249	7.9%
Marketing, administration and research costs	474	488
Impairment of goodwill	—	873
Operating companies income	3,032	1,888	60.6%
Amortization of intangibles	23	37
General corporate expenses	53	63
Operating income	2,956	1,788	65.3%
Interest and other debt expense, net	258	262
Net periodic benefit income, excluding service cost	(3)	(14)
(Income) losses from investments in equity securities [1]	(158)	(143)
Earnings before income taxes	2,859	1,683	69.9%
Provision for income taxes	676	606
Net earnings	$2,183	$1,077	100%+

Per share data:
Diluted earnings per share	$1.30	$0.63	100%+

Weighted-average diluted shares outstanding	1,673	1,690	(1.0)%

[1] Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items, excise taxes on products sold and (income) losses from investments in equity securities is shown in Schedule 3.

				Schedule 2
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Quarters Ended March 31,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Oral Tobacco Products	All Other	Total
2026	$4,758	$669	$1	$5,428
2025	4,622	654	(17)	5,259
% Change	2.9%	2.3%	100%+	3.2%

Reconciliation:
For the quarter ended March 31, 2025	$4,622	$654	$(17)	$5,259
Operations	136	15	18	169
For the quarter ended March 31, 2026	$4,758	$669	$1	$5,428

	Operating Companies Income (Loss)
	Smokeable Products	Oral Tobacco Products	All Other	Total
2026	$2,673	$435	$(76)	$3,032
2025	2,469	433	(1,014)	1,888
% Change	8.3%	0.5%	92.5%	60.6%

Reconciliation:
For the quarter ended March 31, 2025	$2,469	$433	$(1,014)	$1,888

Acquisition-related items - 2025	—	—	71	71
Asset impairment, exit and implementation costs - 2025	13	2	873	888
Tobacco and health and certain other litigation items - 2025	36	—	—	36
	49	2	944	995

NPM Adjustment Items - 2026	4	—	—	4
Asset impairment, exit and implementation costs - 2026	(5)	(1)	—	(6)
Tobacco and health and certain other litigation items - 2026	(2)	—	—	(2)
	(3)	(1)	—	(4)
Operations	158	1	(6)	153
For the quarter ended March 31, 2026	$2,673	$435	$(76)	$3,032

Schedule 3
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data
(dollars in millions)
(Unaudited)

	For the Quarters Ended March 31,
	2026	2025
The segment detail of excise taxes on products sold is as follows:

Smokeable products	$648	$715
Oral tobacco products	22	25
	$670	$740

The segment detail of charges for resolution expenses related to state settlement agreements included in cost of sales is as follows:

Smokeable products	$668	$687
	$668	$687

The segment detail of FDA user fees included in cost of sales is as follows:

Smokeable products	$64	$62
Oral tobacco products	1	1
	$65	$63

The detail of (income) losses from investments in equity securities is as follows:

ABI	$(159)	$(125)
Cronos	1	(18)
	$(158)	$(143)

		Schedule 4
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended March 31,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2026 Net Earnings	$2,183	$1.30
2025 Net Earnings	$1,077	$0.63
% Change	100%+	100%+

Reconciliation:
2025 Net Earnings	$1,077	$0.63

2025 Acquisition-related items	65	0.04
2025 Asset impairment, exit and implementation costs	884	0.52
2025 Tobacco and health and certain other litigation items	30	0.02
2025 Amortization of intangibles	31	0.02
2025 ABI-related special items	17	0.01
2025 Cronos-related special items	(18)	(0.01)
2025 Income tax items	3	—
Subtotal 2025 special items	1,012	0.60

2026 NPM Adjustment Items	9	—
2026 Acquisition-related items	(2)	—
2026 Asset impairment, exit and implementation costs	(5)	—
2026 Tobacco and health and certain other litigation items	(2)	—
2026 Amortization of intangibles	(20)	(0.01)
2026 ABI-related special items	(1)	—
2026 Cronos-related special items	(2)	—
2026 Income tax items	(12)	(0.01)
Subtotal 2026 special items	(35)	(0.02)

Fewer shares outstanding	—	0.01
Change in tax rate	11	0.01
Operations	118	0.07
2026 Net Earnings	$2,183	$1.30

				Schedule 5
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Quarters Ended March 31,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Diluted EPS
2026 Reported	$2,859	$676	$2,183	$1.30
NPM Adjustment Items	(11)	(2)	(9)	—
Acquisition-related items	2	—	2	—
Asset impairment, exit and implementation costs	6	1	5	—
Tobacco and health and certain other litigation items	2	—	2	—
Amortization of intangibles	23	3	20	0.01
ABI-related special items	1	—	1	—
Cronos-related special items	2	—	2	—
Income tax items	—	(12)	12	0.01
2026 Adjusted for Special Items	$2,884	$666	$2,218	$1.32

2025 Reported	$1,683	$606	$1,077	$0.63
Acquisition-related items	79	14	65	0.04
Asset impairment, exit and implementation costs	888	4	884	0.52
Tobacco and health and certain other litigation items	40	10	30	0.02
Amortization of intangibles	37	6	31	0.02
ABI-related special items	21	4	17	0.01
Cronos-related special items	(18)	—	(18)	(0.01)
Income tax items	—	(3)	3	—
2025 Adjusted for Special Items	$2,730	$641	$2,089	$1.23

2026 Reported Net Earnings and Reported Diluted EPS			$2,183	$1.30
2025 Reported Net Earnings and Reported Diluted EPS			$1,077	$0.63
% Change			100%+	100%+

2026 Adjusted Net Earnings and Adjusted Diluted EPS			$2,218	$1.32
2025 Adjusted Net Earnings and Adjusted Diluted EPS			$2,089	$1.23
% Change			6.2%	7.3%

			Reported [1]	Adjusted [2]
2026 Effective Tax Rate			23.6%	23.1%
2025 Effective Tax Rate			36.0%	23.5%
Change			(12.4) pp	(0.4) pp
[1] Reported effective tax rate is calculated as reported provision for income taxes divided by reported earnings before income taxes provided above.
[2] Adjusted effective tax rate is calculated as provision for income taxes adjusted for special items divided by earnings before income taxes adjusted for special items provided above.

				Schedule 6
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Year Ended December 31, 2025
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Diluted EPS
2025 Reported	$9,389	$2,442	$6,947	$4.12
NPM Adjustment Items	(20)	(5)	(15)	(0.01)
Acquisition-related items	76	10	66	0.04
Asset impairment, exit and implementation costs	2,184	263	1,921	1.14
Tobacco and health and certain other litigation items	58	14	44	0.03
Amortization of intangibles	132	22	110	0.06
ABI-related special items	95	20	75	0.04
Cronos-related special items	(5)	—	(5)	—
Income tax items	—	(5)	5	—
2025 Adjusted for Special Items	$11,909	$2,761	$9,148	$5.42

		Schedule 7
ALTRIA GROUP, INC.
and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$3,531	$4,474
Inventories	1,146	1,070
Other current assets	525	388
Property, plant and equipment, net	1,730	1,710
Goodwill and other intangible assets, net	17,660	17,663
Investments in equity securities	8,947	8,617
Other long-term assets	1,045	1,095
Total assets	$34,584	$35,017

Liabilities and Stockholders’ Equity (Deficit)
Current portion of long-term debt	$542	$1,569
Accrued settlement charges	2,837	2,178
Other current liabilities	5,028	5,407
Long-term debt	24,060	24,140
Deferred income taxes	3,464	3,370
Accrued pension costs	120	122
Accrued postretirement health care costs	935	939
Other long-term liabilities	759	744
Total liabilities	37,745	38,469
Total stockholders’ equity (deficit) attributable to Altria	(3,211)	(3,502)
Noncontrolling interest	50	50
Total liabilities and stockholders’ equity (deficit)	$34,584	$35,017

Total debt	$24,602	$25,709

								Schedule 8
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data for Special Items
For the Quarters Ended March 31,
(dollars in millions)
(Unaudited)

	Net Revenues	Cost of Sales	Marketing, administration and research costs	Impairment of goodwill	Amortization of intangibles	General corporate expenses	Interest and other debt (income) expense, net	(Income) losses from investments in equity securities
2026 Special Items - (Income) Expense
NPM Adjustment Items	$—	$(4)	$—	$—	$—	$—	$(7)	$—
Acquisition-related items	—	—	—	—	—	2	—	—
Asset impairment, exit and implementation costs	—	—	6	—	—	—	—	—
Tobacco and health and certain other litigation items	—	—	2	—	—	—	—	—
Amortization of intangibles	—	—	—	—	23	—	—	—
ABI-related special items	—	—	—	—	—	—	—	1
Cronos-related special items	—	—	—	—	—	—	—	2

2025 Special Items - (Income) Expense
Acquisition-related items	$34	$37	$—	$—	$—	$8	$—	$—
Asset impairment, exit and implementation costs	—	—	15	873	—	—	—	—
Tobacco and health and certain other litigation items	—	—	36	—	—	—	4	—
Amortization of intangibles	—	—	—	—	37	—	—	—
ABI-related special items	—	—	—	—	—	—	—	21
Cronos-related special items	—	—	—	—	—	—	—	(18)

Note: This schedule is intended to provide supplemental financial data for certain income and expense items that management believes are not part of underlying operations and their presentation in Altria’s consolidated statements of earnings. This schedule is not intended to provide, or reconcile, non-GAAP financial measures.